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                                                                  EXHIBIT 99.1


(LOGO) NCOgroup(R)

For further information:                                          NEWS RELEASE

At NCO Group, Inc.              At the Financial Relations Board
Michael J. Barrist,             Joe Calabrese (General)
Chairman and CEO                Judith Sylk-Siegel (Media)
Steven L. Winokur,              Nicole Engel (Analysts)
EVP, Finance and CFO            (212) 661-8030
(215) 793-9300
www.ncogroup.com

For Immediate Release

                NCO GROUP, INC. ANNOUNCES SECOND QUARTER RESULTS
                       WITH NET INCOME OF $0.43 PER SHARE,
                    EXCLUDING THE EFFECTS OF ONE-TIME CHARGES

FORT WASHINGTON, PA, July 31, 2001 - NCO Group, Inc. ("NCO")(Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that during the second quarter it achieved net income of $0.17, on a diluted basis, or $0.43 per share, on a diluted basis, excluding the effects of certain one-time charges. The previously announced one-time charges incurred during the second quarter related to a comprehensive streamlining of its expense structure designed to counteract the effects of operating in a more difficult collection environment.

Revenue in the second quarter of 2001 was $183.3 million, an increase of 19.0%, or $29.3 million, from revenue of $154.0 million in the second quarter of the previous year. Net income for the second quarter of 2001 was $4.4 million, or $0.17 per share, on a diluted basis, as compared to income from continuing operations of $11.6 million, or $0.45 per share, on a diluted basis, in the second quarter a year ago. Net income, excluding the after-tax effects of $12.5 million of one-time charges during the second quarter, was $11.8 million, or $0.43 per share, on a diluted basis.

The Company's operations are currently organized into market specific divisions that include the U.S. Operations, Portfolio Management, and International Operations. These divisions represented $164.9 million, $17.9 million and $9.3 million of the revenue for the second quarter of 2001, respectively. Included in the International Operations revenue is $1.1 million from the U.S. Operations. U.S. Operations included revenue of $7.7 million from Portfolio Management. In the second quarter of 2000, these divisions represented $144.4 million, $2.8 million and $7.8 million of the revenue, respectively, before intercompany eliminations of $1.0 million related to Portfolio Management.

Income from operations for the second quarter of 2001 decreased 38.6% to $16.0 from $26.1 million for the same period a year ago. Excluding the one-time charges, income from operations climbed 9.3% to $28.5 million for the second quarter of 2001.

The Company experienced an increase in both its payroll and related expenses, as well as its selling, general and administrative expenses as a percentage of revenue, for the second quarter of this year as compared to the second quarter of last year. The increases in cost structure were primarily the result of reduced collectibility within the Company's contingent revenue stream. Accordingly, in order to mitigate the effects of the decreased collectibility while maintaining its performance for its clients, the Company had to increase spending for both payroll and direct costs of collection.

In order to help counteract the effects of the economy on its operating margin, the Company conducted a comprehensive streamlining of its expense structure during the second quarter. These changes resulted in the elimination of certain employees not related to revenue production, renegotiation of several vendor contracts, as well as the reduction or elimination of certain other expenses.
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In connection with the comprehensive streamlining discussed above, the Company incurred one-time charges of $12.5 million, or $7.4 million after taxes, during the second quarter. The one-time charges included the elimination or acceleration of certain contractual employment obligations, severance costs related to terminated employees, as well as costs related to the decision to change the structure of its healthcare benefit programs. The remainder of the charges related primarily to real estate obligations for closed facilities and equipment rental obligations.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "Over the last several quarters our clients have continued to increase the scope and scale of their outsourcing and collection initiatives as a result of operating in an environment of increasing delinquency. NCO has been the beneficiary of these incremental business opportunities because of our outstanding performance and our ability to rapidly scale infrastructure to meet the needs of our clients. However, at the same time, we are dealing with tremendous margin challenges. In order to improve profitability, the Company has undertaken a comprehensive margin improvement process that will allow us to regain some of the margin losses that have resulted from operating in an environment of slower consumer payment patterns. These initiatives have been carefully deployed to assure that we continue to be viewed by our clients as the "best in class" performer and as the premier accounts receivable business partner."

The Company will host an investor conference call on Wednesday, August 1, 2001 at 11:30 a.m., ET, to discuss the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (800) 218-0530 (domestic callers) or (303) 262-2127 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 405-2236 (domestic callers) or (303) 590-3000 (international callers) and providing the pass code 369598.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail, commercial, education, telecommunications, utilities and government sectors.

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Certain statements in this press release, including, without limitation, statements as to the effects of the economy on the Company's business, statements as to the effects of potential business opportunities, statements as to initiatives to improve margins, statements concerning projections of earnings per share or the earnings per share growth rate, statements as to fluctuations in quarterly operating results, statements as to trends, statements as to the Company's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that the Company will not be able to implement its five-year strategy as and when planned, the risk that the Company will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to strategic acquisitions and international operations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 16, 2001, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 515 Pennsylvania Avenue, Ft. Washington, PA 19034.

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         For more information on NCO Group, Inc., via fax at no charge, dial 1-800-pro-info and enter ticker symbol NCOG.
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